SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 14, 2007

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200-168 Konrad Crescent
Markham, Ontario, Canada L3R 9T9
(Address of principal executive offices)

Registrant's telephone number, including area code: (905) 479-3245

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On Nov 14, 2007, AlphaRx received and accepted signed, irrevocable subscriptions for the sale of units consisting of one share of its unregistered common stock and one warrant to buy one share of unregistered common stock at an exercise price of US$0.10. The units were subscribed for at a per unit price of US$0.10 for gross proceeds of US$500,000. Net proceeds from this offering will be used for general corporate purposes.

The common stock sold as part of the units, including those issuable upon the exercise of the warrants, cannot be re-sold in the public markets unless and until either (a) a registration statement has been filed and declared effective by the U.S. Securities and Exchange Commission covering such shares of common stock or (b) an exemption from the registration requirements of the Securities Act of 1933 is available for their resale. AlphaRx will not file a registration statement covering such common stock with the U.S. Securities and Exchange Commission.

The units were purchased by a foreign and accredited investor. After completion of the private placement there are approximately 86,203,964 shares issued and outstanding on a primary basis, and approximately 131,056,467 shares on a fully diluted basis.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: Nov 29, 2007

/s/ Michael Lee
Michael M. Lee, President